Exhibit 99.1

Eightco (NASDAQ: ORBS) Introduces INFINITY, a First-of-its-Kind Authentication Platform Proving Humanness in the AI Era

Kraken joins pilot program to streamline Financial Services and Digital Asset workflows secured by Eightco’s INFINITY Authentication platform

INFINITY by Eightco is the secure, global authentication and trust layer that enterprises rely on, verifying human identity at scale

The Company is supported by a select group of strategic and institutional investors including: BitMine (BMNR), MOZAYYX, World Foundation, Wedbush, Coinfund, Discovery Capital Management, FalconX, Kraken, Pantera, GSR, Brevan Howard and more

EASTON, PA – OCTOBER 30, 2025, Eightco Holdings Inc. (NASDAQ: ORBS) today announced the launch of INFINITY, an application platform designed to bring secure, AI-resistant authentication that serves platforms in financial services and other industries. INFINITY by Eightco enables single sign-on (SSO) authentication that verifies humanness across distributed systems built right into the application. The INFINITY technology is designed to defend against deepfakes, Sybil attacks, and other AI-generated threats, offering a powerful layer of protection as enterprises scale AI adoption. Kraken has joined the pilot program, secured by Eightco’s INFINITY Authentication platform, to help streamline workflows for financial services and Digital Asset Treasuries (DATs).

“Authentication is the missing trust layer in enterprise AI,” said Dan Ives, Chairman of Eightco Holdings Inc. ($ORBS). “INFINITY represents a major step toward solving this challenge, delivering authentication that’s secure, scalable, and resistant to malicious AI. Looking ahead to this massive AI demand in the enterprise, our goal is to ensure human proof is a built in feature in financial services, and ultimately broader enterprise systems, as threats from deepfakes and bots continue to escalate in this AI economy.”

Financial services is a $35 trillion market with crypto treasuries approaching $500 billion in assets under management, emphasizing the growing need for secure, scalable authentication solutions. INFINITY integrates Eightco’s authentication and verification framework, providing DATs with a universal trust layer across operations.

“Human and onchain verification is becoming the foundation of trust in an era where intelligence is no longer limited to people,” said Arjun Sethi, Co-CEO of Kraken. “INFINITY is not just a tool for authentication. It is a living signal that distinguishes what is real from what is generated. At Kraken, we are exploring how this signal can flow through every layer of digital finance, ensuring that identity and intent remain human anchored even as systems learn to think and act on their own. This collaboration with Eightco moves us toward a world where authenticity is not something we check for. It is something the network understands.”

Eightco continues to advance its strategic vision as the authentication and trust layer for the post-AGI world. This pilot program streamlines verification processes across complex financial systems, leveraging Eightco’s AI-resistant authentication technology to verify real humans at scale. INFINITY powers secure, seamless verification for financial enterprises today and will expand into Gaming, E-Commerce, Energy, and Healthcare as authentication becomes a foundational layer of the global digital economy.

ABOUT EIGHTCO HOLDINGS INC.

Eightco Holdings Inc. (NASDAQ: ORBS) is building the authentication and trust layer for the post-AGI world. Its mission centers on strategic pillars including consumer authentication, enterprise authentication, and gaming authentication. Through its pioneering digital asset strategies, including the first-of-its-kind Worldcoin treasury, and partnerships with leading technology innovators, Eightco is establishing a universal foundation for digital identity and Proof of Human (PoH) verification.

For additional details, follow on X:

https://x.com/iamhuman_orbs

https://x.com/divestech

ABOUT KRAKEN

Founded in 2011, Kraken is one of the world’s longest-standing and most secure crypto platforms globally. Kraken clients trade more than 500 digital assets, traditional assets such as U.S. futures and U.S.-listed stocks and ETFs, and 6 different national currencies, including GBP, EUR, USD, CAD, CHF, and AUD. Trusted by millions of institutions, professional traders and consumers, Kraken is one of the fastest, most liquid and performant trading platforms available.

Kraken’s suite of products and services includes the Kraken App, Kraken Pro, the Krak App, Kraken Institutional, Kraken’ onchain offerings and the Ninja Trader retail trading platform. Across these offerings, clients can buy, sell, stake, earn rewards, send and receive assets, custody holdings, and access advanced trading, derivatives, and portfolio management tools.

Kraken has set the industry standard for transparency and client trust, and it was the first crypto platform to conduct Proof of Reserves. It complies with regulations and laws applicable to its business, while actively protecting client privacy and maintaining the highest security standards.

For more information about Kraken, please visit www.kraken.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements in this press release other than statements of historical fact could be deemed forward looking. Words such as “plans,” “expects,” “will,” “anticipates,” “continue,” “expand,” “advance,” “develop” “believes,” “guidance,” “target,” “may,” “remain,” “project,” “outlook,” “intend,” “estimate,” “could,” “should,” and other words and terms of similar meaning and expression are intended to identify forward-looking statements, although not all forward-looking statements contain such terms. Forward-looking statements are based on management’s current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: Eightco’s ability to maintain compliance with the Nasdaq’s continued listing requirements; unexpected costs, charges or expenses that reduce Eightco’s capital resources; Eightco’s inability to raise adequate capital to fund its business; Eightco’s inability to innovate and attract users for Eightco’s products; future legislation and rulemaking negatively impacting digital assets; and shifting public and governmental positions on digital asset mining activity. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. For a discussion of other risks and uncertainties, and other important factors, any of which could cause Eightco’s actual results to differ from those contained in forward-looking statements, see Eightco’s filings with the Securities and Exchange Commission (the “SEC”), including in its Annual Report on Form 10-K filed with the SEC on April 15, 2025. All information in this press release is as of the date of the release, and Eightco undertakes no duty to update this information or to publicly announce the results of any revisions to any of such statements to reflect future events or developments, except as required by law.

SOURCE Eightco Holdings (NASDAQ: ORBS)

MEDIA CONTACT:

Marcy Simon

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